UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

U.S. Rare Earths, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5600 Tennyson Parkway Suite 240 Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 294-7116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2014, U.S. Rare Earths, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada a Certificate of Amendment to effect a reverse stock split of all of the outstanding shares of common stock at a ratio of 1-for-3 (the “Reverse Split”) effective at 17.01 ET on December 16, 2014. Pursuant to the Certificate of Amendment, any fractional shares will be rounded up to the nearest whole share.

A copy of the Certificate of Amendment to effect the Reverse Split is filed as Exhibit 3.1 to this report.

The Reverse Split was approved by FINRA and will become effective on the OTCQB at the opening of trading on December 17, 2014 under the symbol “UREED”. The “D” will appear on the Company's ticker symbol for the next 20 business days. After 20 business days, the Company’s common stock will resume trading under the symbol “UREE”. The Company's new CUSIP number is 90346C 206.

Item 8.01 Other Events

On December 17, 2014, the Company issued a press release announcing the Reverse Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation, filed December 15, 2014

99.1	Press release, dated December 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Rare Earths, Inc.

Dated: December 17, 2014	By:	/s/ Kevin M. Cassidy
Kevin M. Cassidy,
Chief Executive Officer